SHEREFF, FRIEDMAN, HOFFMAN
            & GOODMAN, LLP
         919 Third Avenue
 New York, New York 10022-9998
              (212) 758-9500






December 27, 1995




Merrill Lynch Consults International
                Portfolio
P.O. Box 9011
Princeton, New Jersey 08543-9011

Dear Sirs:

     Merrill Lynch Consults International
Portfolio, a Massachusetts business
trust (the "Fund"), is filing with the
Securities and Exchange Commission
a Rule 24f-2 Notice (the "Rule 24f-2
Notice") containing the information
specified in paragraph (b)(1) of Rule
24f-2 under the Investment Company
Act of 1940, as amended (the "Rule").
The effect of the Rule 24f-2 Notice,
when accompanied by the filing fee,
if any, payable as prescribed by
paragraph (c) of the Rule and by this
Opinion, will be to make definite in
number the number of Shares sold
by the Fund during the fiscal year
ended October 31, 1995 in reliance
upon the Rule (the "Rule 24f-2
Shares").

     We have served as counsel to the
Fund since inception.  We have, as
counsel, participated in various
proceedings relating to the Fund and
the Rule 24f-2 Shares. We have
examined a Certificate of Good
Standing issued by the Secretary of
State of the Commonwealth of
Massachusetts dated December 15,
1995 and copies, either certified or
otherwise proved to our satisfaction
to be genuine, of the Fund's
Declaration of Trust and By-laws, as
currently in effect, the minutes of
meetings of its Trustees and other
documents relating to its organization
and operation.  We have also
reviewed the form of the Rule 24f-2
Notice being filed by the Fund.  We
are generally familiar with the
business affairs of the Fund.

     The Fund has advised us that the
Rule 24f-2 Shares were sold in the
manner contemplated by the prospectus
of the Fund current and effective under
the Securities Act of 1933 at the time of each sale, and that the Rule 24f-2
Shares were sold for consideration not
less than the net asset value thereof as required by the Investment Company
Act of 1940, as amended.

          Based upon the foregoing, it is
          our opinion that:

     1.   The Fund has been duly organized
and is legally existing under the laws of The Commonwealth of Massachusetts.

     2.   The Fund is authorized to issue an
unlimited number of Shares.

     3.   The Rule 24f-2 Shares were legally
issued and are fully paid and non-assessable.
However, we note that as set forth in the Fund's Registration Statement, the Fund's shareholders might, under certain circumstances, be liable for transactions effected by the Fund.

          We hereby consent to the filing of this
Opinion with the Securities and Exchange
Commission together with the Rule 24f-2
Notice of the Fund, and to the filing of this Opinion under the securities laws of any state.

          We are members of the Bar of the
State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United
States of America and the State of New
York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts, and to the extent that any opinion expressed herein involves the law of Massachusetts, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the Commonwealth of Massachusetts and, where applicable, published cases, rules or regulations of regulatory bodies of that Commonwealth.

Very truly yours,


 /s/ Shereff, Friedman, Hoffman
          &Goodman, LLP
 Shereff, Friedman, Hoffman
          & Goodman, LLP

SFH&G:JHG:MKN:VAZ